Exhibit 2.2

                        PLEDGE AGREEMENT


     PLEDGE AGREEMENT dated September 23, 1997, by and between
Gordon Romer (the "Pledgor") and Physician Computer Network,
Inc., a Delaware corporation (the "Pledgee").

     WHEREAS, Printed Products Group, Inc. (the "Company"), the Pledgor, the Pledgee and Solion Corp., a Delaware corporation (the "Merger Sub") are parties to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, contemporaneously with the execution and delivery of this Agreement by the parties hereto, the Company is being merged with and into the Merger Sub, with the Merger Sub as the surviving corporation of such merger (the "Merger");

      WHEREAS, as a result of the Merger, the Pledgee will own all of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the "Company Securities");

     WHEREAS, in connection with the Merger and as part of the consideration therefor, the Pledgee is issuing to the Pledgor
450,990 shares of the common stock, par value $.01 per share, of the Pledgee (the "PCN Stock");

     WHEREAS, pursuant to the terms of the Merger Agreement, the Pledgor has agreed to pledge and assign to Pledgee, in order to secure his indemnification obligations under Article VIII of the Merger Agreement, 144,316 shares of PCN Stock (the "Pledged Shares").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto desiring to be legally bound do hereby agree as follows:

     1. Definitions. As used in this Agreement, the following capitalized terms shall have the meanings ascribed to such term below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined:

          "Code" shall mean the Uniform Commercial Code as adopted and in force in the State of New York, as from time to time in effect.

          "Event of Default" shall mean the failure of the Pledgor to pay to Pledgee within seven (7) business days of written notice and demand from Pledgee therefor any of the Secured Obligations (as hereinafter defined); provided, however,

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that, in the event that, within such seven (7) business day period, Pledgor provides Pledgee with written notice that Pledgor disputes the existence of such Secured Obligation or disputes the amount demanded by Pledgee in its written notice to Pledgor (in either event, a "Disputed Claim"), then "Event of Default" shall mean the failure of the Pledgor to pay to Pledgee within five (5) business days of written notice and demand from Pledgee all amounts due to Pledgee pursuant to a final, non-appealable judgement of a court of competent jurisdiction entered in any action brought by Pledgee against Pledgor with respect to the Disputed Claim.

          "Person" shall mean any individual, corporation, trust, partnership, limited partnership, limited liability company or other business entity.

     2.   Pledge.

     (a) As collateral security for all of his indemnification obligations under Article VIII of the Merger Agreement (the "Secured Obligations"), the Pledgor hereby grants to the Pledgee a continuing security interest in and a lien upon, and hereby assigns, transfers, pledges and sets over to the Pledgee (i) the Pledged Shares and the certificates representing the Pledged Shares, (ii) all distributions or payments, whether in cash or in kind, upon or in connection with the Pledged Shares, whether such distributions or payments are by reason of any stock dividend, stock split, spinoff, merger or in partial or complete liquidation, or the result of reclassification, readjustment or any other changes in the capital structure of the Pledgee or otherwise, (iii) all subscriptions, warrants, options and any other rights issued upon or in connection with the Pledged Shares, and (iv) all proceeds of the foregoing (collectively, the "Collateral") .

     (b) All certificates or instruments representing or evidencing the Collateral shall be delivered to, and held by or on behalf of, the Pledgee pursuant to the terms of this Pledge Agreement and shall be accompanied by undated stock powers duly executed in blank or by other instruments of transfer or assignment, all in form and substance satisfactory to the Pledgee.

     (c) The Pledgee shall not have any duty with respect to any of the Collateral other than the duty to use reasonable care in the safe custody of the Collateral in its possession and shall not incur any liability whatsoever so long as it has acted in good faith, except for willful misconduct or gross negligence. Without limiting the generality of the foregoing, the Pledgee shall not be under any obligation to take any steps necessary to preserve the value of any of the Collateral or to preserve its or Pledgor's rights in the Collateral or against any other Persons, but may do so at its option, and all expenses incurred in

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connection therewith shall be for the sole account of the
Pledgor.

     (d) If necessary, in the opinion of the Pledgee, for the better protection of the Pledgee's rights in and to the Collateral and to facilitate the implementation of such rights, the Pledgor shall, upon the request of the Pledgee made at any time following delivery of the Collateral to the Pledgee, cause all the Collateral to be transferred, registered or otherwise put into the name of Pledgee or such nominee or nominees as the Pledgee shall from time to time direct. To that end, if the Pledgee transfers all or a portion of the Collateral into its name or the name of its nominee or nominees, the Pledgee shall, upon the request of the Pledgor, unless an Event of Default (as defined below) shall have occurred and be continuing, execute and deliver or cause to be executed and delivered to the Pledgor, proxies with respect to the Collateral.

     3. Voting Rights. During the term of this Agreement and so long as an Event of Default shall not have occurred and be continuing, the Pledgor shall have the right to exercise all voting power with respect to the Collateral pledged by him for any purpose not in violation, or which will not result in a violation, of the terms of this Agreement, and the Pledgee shall execute or cause to be executed from time to time such proxies or other instruments, if any, in favor of the Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by the Pledgor and as shall be specified in a written request therefor, to enable the Pledgor to exercise such voting power with respect to the Collateral.

     4. Dividend Payments. During the term of this Agreement and so long as an Event of Default shall not have occurred and be continuing, the Pledgor shall have the right to receive and retain for its own account any and all cash dividends at any time and from time to time declared or paid upon any of the Collateral pledged by him.

     5.    Representations and Warranties of Pledgor.  The
Pledgor represents and warrants to the Pledgee as follows:

     (a) Pledgor is the record and beneficial owner of the Collateral;

     (b) Pledgor has full power and legal right to pledge all of the Collateral pursuant to this Pledge Agreement;

     (c) No consent of any Person and, to the best of Pledgor's knowledge, no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or the execution, delivery or performance of this Pledge Agreement

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by the Pledgor or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Agreement;

     (d) All of the Collateral is owned by the Pledgor free and clear of any liens, claims, security interests, options or other charges or encumbrances (other than Pledgee's security interest hereunder);

     (e) the pledge of the Collateral pursuant to this Agreement creates a valid and perfected first security interest in the Collateral, securing the payment and performance of the Secured Obligations, and is effective to vest in Pledgee the rights of Pledgor in the Collateral as set forth herein.

     6. Affirmative Covenants of the Pledgor. The Pledgor covenants and agrees that he will:

     (a) warrant and defend, at his own expense, the Pledgee's right, title and security interest in and to the Collateral against the claims of all persons;

     (b) at any time and from time to time on and after the date of this Agreement, at his own expense, promptly execute and deliver all further instruments and documents (including, without limitation, financing statements), and take all further actions, that may be reasonably necessary or desirable, or that the Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies with respect to the Collateral or any portion thereof; and

     (c) promptly notify the Pledgee of any lien, security interest, encumbrance or claim made or threatened against the Collateral.

     7. Negative Covenants of Pledgor. The Pledgor covenants and agrees that he will not:

     (a) sell, convey or otherwise dispose of, or grant any option with respect to, any of the Collateral; or

     (b) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except for any lien, security interest, option or other charge or encumbrance which, by its express written terms, is subordinated to the lien and security interest hereby created by specific reference to the lien and security interest hereby created.

     8.   Subsequent Changes Affecting Collateral.  The Pledgee

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may, at any time during the continuance of an Event of Default, at its option and without notice to the Pledgor, transfer or register the Collateral or any portion thereof into its name or the names of its nominee or nominees with or without any indication that the Collateral is subject to the security interest hereunder.

     9. Stock Adjustments. If during the term of this Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of Pledgee or any additional stock of Pledgee is issued to the Pledgor, or any subscription, warrant, option or any other right issued upon or in connection with the Stock and included within the Collateral is exercised, all new, substituted and additional shares, or other securities, issued by reason of any such change or exercise shall be delivered to and held by the Pledgee under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

     10. Warrants, Options and Rights. If during the term of this Agreement any warrants, options or any other rights shall be issued or exercised in connection with the Collateral, then such warrants, options and rights shall be immediately assigned by the Pledgor to the Pledgee and all new stock or other security so acquired by the Pledgor shall be immediately assigned to the Pledgee to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

     11. Pledgee May Perform. If Pledgor fails to perform any agreement contained herein, the Pledgee may (but shall not be obligated to) perform, or cause performance of, such agreement, and the expenses of the Pledgee incurred in connection therewith shall be payable by the Pledgor.

     12. Reasonable Care. The Pledgee shall be conclusively deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equivalent to that which the Pledgee accords its own property consisting of negotiable securities, it being understood that the Pledgee shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters, or (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any Person with respect to any Collateral.

     13.  Remedies Upon Default.   Upon the occurrence and during
the continuance of an Event of Default.

     (a)  The Pledgee may exercise in respect of the Collateral,

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in addition to other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the Code at that time, and the Pledgee may also, in its discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Pledgee may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least five (5) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which so adjourned. At any public sale pursuant to this Section 13, Pledgee may bid for or purchase the Collateral or any part thereof offered for sale and may make payment therefore in lieu of cash by crediting the Secured Obligations. The Pledgor hereby waives and agrees not to assert any rights or privileges it may acquire under the Code and any claims against the Pledgee arising by reason of the fact that the price at which any Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale, even if the Pledgee accepts the first offer received and does not offer the Collateral to more than one offeree. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

     (b) appropriate and apply all proceeds of or held as part of the Collateral to the Secured Obligations in accordance with
Section 14 hereof;

     (c) retain all or such portion of the Collateral as shall aggregate in value to an amount equal to the Secured Obligations, in satisfaction of the Secured Obligations, whenever the circumstances are such that the Pledgee are entitled to do so under the UCC;

     (d) reduce the Pledgee' claim to judgment, foreclose, or otherwise enforce the security interest in all or any part of the

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Collateral by any available judicial procedure; or

     (e) apply (by appropriate judicial proceedings) for appointment of a receiver for the Collateral or any part thereof, and the Pledgor hereby consent to any such appointment.

     Because of the Securities Act of 1933, as amended, and other applicable securities laws and regulations (collectively, the "Securities Laws"), there may be legal restrictions or limitations affecting the Pledgee in attempts to dispose of all or any portion of the Collateral in the enforcement of its rights and remedies hereunder. For this reason, the Pledgee is hereby authorized by Pledgor, upon the occurrence and continuance of any Event of Default, to sell or otherwise dispose of the Collateral at a private sale subject to investment letter or in any manner which will not require that any of the Collateral be registered under the Securities Laws. The Pledgor acknowledges and understands that the sale under such circumstances may yield a lower price for the Collateral, or any portion thereof, than would otherwise be obtainable if the Collateral were registered and sold in the open market. The Pledgor agrees that the Pledgee's so selling the Collateral, or any portion thereof, at such private sale or sales shall not be evidence that the Pledgee acted in a manner that is not commercially reasonable under the UCC.

     14. Proceeds. All proceeds that the Pledgee shall receive, in accordance with the provisions hereof, by sale, collection or other realization of or upon the Collateral, shall be applied in the following manner: First, to the payment of all costs and expenses incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Agreement or any of the reasonable expenses and disbursements of the Pledgee (including, without limitation, the reasonable fees and disbursements of counsel and agents; Second, to the reimbursement of the Pledgee for all disbursements made by them for taxes, assessments, or liens superior to the security interest of the Pledgee which the Pledgee must pay and which are not permitted under Section 3 hereof; Third, to the payment of the Secured Obligations in such order as the Pledgee may determine; and Fourth, the balance thereof, if any, shall be delivered to the Pledgor. If the proceeds of the sale, collection or other realization of or upon the Collateral are insufficient to pay in full the Secured Obligations (after any prior application of proceeds as described above in this Section
7), the Pledgor shall remain liable for any deficiency.

     15. Absolute Security Interest. All rights of the Pledgee and the security interest hereunder, and all obligations of each of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

     (a)  any lack of validity or enforceability of any agreement

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or instrument relating hereto;

     (b) any change in the time, manner or place of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the terms of the Merger Agreement;

     (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured
Obligations; or

     (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations.

     16. Transfer of Collateral. Pledgor hereby irrevocably appoint Pledgee as Pledgor's true and lawful attorney-in-fact, with full power of substitution, to, in the name, place and stead of the Pledgor, at any time and from time to time during the existence of an Event of Default, in Pledgee's discretion, to take any action and to execute any instrument which the Pledgee deems reasonably necessary or advisable to carry out the provisions of this Agreement including, without limitation, (a) execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral, (b) demand, collect, sue for, recover, receive and give acquittance and receipt for monies due and to become due under or with respect to any of the Collateral, (c) receive, endorse, and collect any drafts or other instruments, documents, and chattel paper in connection with the immediately preceding clause (b) of this Section 16, and (d) exercise all rights and remedies of the Pledgor, in the name of the Pledgor or otherwise, with respect to the Collateral. The Pledgor agrees to indemnify and hold the Pledgee harmless from and against any liability or damage which the Pledgee may incur, other than as a result of the Pledgee's willful misconduct or gross negligence, in the exercise or performance of any of the Pledgee's powers and duties specifically set forth herein.

     17. No Waiver. No failure or delay on the part of the Pledgee in exercising any of its rights, powers, or remedies, nor any partial or single exercise thereof, shall constitute a waiver thereof or shall preclude any other or future exercise thereof or any exercise of any other right, power, or remedy. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing and duly signed by the party against whom enforcement of such change or waiver, modification, or variance is sought. Any waiver or consent by the Pledgee shall be effective only in the specific instance and for the specific purpose for which given.

     18.  Certain Events.  The obligations of each of the Pledgor

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hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any of the Pledgor; (b) any exercise or non-exercise, or any waiver, by the Pledgee of any of its right under or in respect of the Secured Obligations or any security for any of the Secured Obligations (other than to the extent that the Pledgee terminates or waives any obligations of any of the Pledgor under this Agreement) or (c) any amendment to or modification of, the Secured Obligations or any security for any of the Secured Obligations (other than to the extent that the Pledgee agrees to amend or modify any obligation of the Pledgor under this Agreement) whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

     19. Term. This Agreement shall constitute a continuing agreement and shall remain in full force and effect until the one year anniversary of the date of this Agreement (the "Termination Date"), at which time this Agreement shall terminate, and the Pledgee shall, upon the request of the Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Pledgee (except that Pledgor shall have recourse against Pledgee if Pledgee breaches its obligations hereunder), such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Pledgor; provided, however, that if a PCN Indemnified Party (as defined in the Merger Agreement) shall have, in good faith, asserted a claim for indemnification pursuant to Section 8.1 of the Merger Agreement on or prior to the Termination Date, this Agreement shall remain in effect, and the Pledgor shall be entitled to retain, in accordance with the terms hereof until final resolution of such claim, such of the Collateral which, in the sole and absolute determination of the Pledgee exercised in good faith, shall be sufficient to satisfy such claim for indemnification. Any amount of the Collateral not so retained pursuant to the immediately preceding sentence, if any, shall be returned to Pledgee on the Termination Date.

     20. Successors and Assigns. This Agreement is binding upon each of the Pledgor, the Pledgee and their respective executors, administrators, successors and assigns and shall inure to the benefit of the Pledgee and its successors and assigns.

     21. Choice of Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of New York, without giving effect to its principles of conflicts of law.

     22. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions

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hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

     23. Notices. All notices, consents and approvals to be given pursuant to this Agreement shall given and deemed received as provided in the Merger Agreement.

     24. Headings. All Section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original hereof, and all of such counterparts, taken together, shall constitute one and the same instrument.

     26. Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time a payment, or any part thereof, of the Secured Obligations to the Pledgee is rescinded or must otherwise be restored or returned by the Pledgee upon the insolvency, bankruptcy, or reorganization of the Pledgor, or otherwise, all as though such payment had not been made.


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     IN WITNESS WHEREOF, the Pledgor and the Pledgee have duly
executed and delivered this Agreement as of the date first above written.

                              PHYSICIAN COMPUTER NETWORK, INC.


                              By:\s\ John F. Mortell
                                 --------------------------------
                                   Name: John F. Mortell
                                   Title: Secretary



                                 \s\ Gordon Romer
                                 --------------------------------
                                   GORDON ROMER